UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Huntsman Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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News Release

FOR IMMEDIATE RELEASE	Media:	Investor Relations:
April 13, 2020	Gary Chapman	Ivan Marcuse
The Woodlands, TX	(281) 719-4324	(281) 719-4637
NYSE: HUN

Huntsman Announces Plans for 2020 Virtual Meeting of Stockholders;

Meeting Date Changed to May 1, 2020

THE WOODLANDS, TX — Huntsman Corporation (NYSE: HUN) today announced, in light of public health concerns related to the coronavirus (COVID-19) pandemic, that the date and format of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Huntsman Corporation (the “Company”) have been changed. The Annual Meeting will be held in virtual meeting format only at 2:00 p.m. Central Time on May 1, 2020. Stockholders of record at the close of business on March 5, 2020, are entitled to attend the Annual Meeting. Stockholders will not be able to attend the meeting in-person.

To be admitted electronically to the Annual Meeting at www.virtualshareholdermeeting.com/HUN2020, stockholders must enter the 16-digit control number found on the proxy card, voting instruction form, notice of internet availability of proxy materials or email previously received. Stockholders may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

Whether or not you plan to attend the Annual Meeting, the Company urges all stockholders to vote and submit proxies in advance of the meeting by one of the methods described in the Company’s proxy materials previously distributed in connection with the Annual Meeting. Please note that the proxy card and voting instruction form previously distributed with the Company’s proxy materials will not be updated and may continue to be used to vote stockholders’ shares in connection with the Annual Meeting.

About Huntsman:

Huntsman Corporation is a publicly traded global manufacturer and marketer of differentiated and specialty chemicals with 2019 revenues of approximately $7 billion. Our chemical products number in the thousands and are sold worldwide to manufacturers serving a broad and diverse range of consumer and industrial end markets. We operate more than 70 manufacturing, R&D and operations facilities in approximately 30 countries and employ approximately 9,000 associates within our four distinct business divisions. For more information about Huntsman, please visit the company’s website at www.huntsman.com.

Social Media:

Twitter: www.twitter.com/Huntsman_Corp
Facebook: www.facebook.com/huntsmancorp
LinkedIn: www.linkedin.com/company/huntsman

Forward-Looking Statements:

Certain information in this release constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current beliefs and expectations. The forward-looking statements in this release are subject to uncertainty and changes in circumstances and involve risks and uncertainties that may affect the company’s operations, markets, products, services, prices and other factors as discussed under the caption “Risk Factors” in the Huntsman companies’ filings with the U.S. Securities and Exchange Commission. Significant risks and uncertainties may relate to, but are not limited to, volatile global economic conditions, cyclical and volatile product markets, disruptions in production at manufacturing facilities, reorganization or restructuring of Huntsman’s operations, including any delay of, or other negative developments affecting the ability to implement cost reductions, timing of proposed transactions, and manufacturing optimization improvements in Huntsman businesses and realize anticipated cost savings, and other financial, economic, competitive, environmental, political, legal, regulatory and technological factors. The company assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by applicable laws.